UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2009

HOLOGIC, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-18281	04-2902449
(Commission File Number)	(IRS Employer Identification No.)

35 Crosby Drive, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

(781) 999-7300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On March 4, 2009, the Board of Directors of Hologic, Inc. (the “Company”) approved the Company’s entry into indemnification agreements (the “Indemnification Agreements”) with each of the Company’s directors. These indemnification agreements replace existing indemnification agreements.

The Indemnification Agreements supplement existing indemnification provisions of the Company’s By-laws and Certificate of Incorporation and, in general, provide for indemnification to the maximum extent permitted by Delaware law, subject to the exceptions, terms and conditions provided in the Indemnification Agreements. The Indemnification Agreements also provide that the Company will advance to the indemnified person, if requested by an indemnified person, expenses incurred in connection with any proceeding arising out of such indemnified person’s service to the Company, subject to reimbursement by the indemnified person should a final judicial determination be made that indemnification is not available under applicable law, and that the Company may purchase and maintain insurance against any liability asserted against, and incurred by, the indemnified person arising out of their service to the Company, if such insurance is available on commercially reasonable terms.

The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Indemnification Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description
10.1	Form of Director Indemnification Agreement including list of directors to whom provided.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2009	HOLOGIC, INC.

	By:	/s/ Glenn P. Muir
Glenn P. Muir, Executive Vice President, Finance and Administration, Chief Financial Officer, Assistant Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Director Indemnification Agreement including list of directors to whom provided.